UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2023, the Board of Directors of Kentucky First Federal Bancorp (the “Company”), First Federal Savings and Loan of Hazard and First Federal Savings Bank of Kentucky (the “Banks”) appointed Tyler W. Eades, the current Chief Financial Officer of First Federal Savings and Loan of Hazard as Chief Financial Officer and Vice President of the Company and the Banks, effective as of January 2, 2024. As previously disclosed, R. Clay Hulette retired as Vice President and Chief Financial Officer of the Company, and his position as Frankfort Area President of its subsidiary First Federal Savings Bank of Kentucky, effective as of January 2, 2024. Mr. Hulette will remain a director of First Federal Savings Bank of Kentucky, a wholly owned subsidiary of the Company.

Mr. Eades, age 28, has served in various roles of the Banks since 2018. These include assistance with SEC filing, preparation of financial reports, supervision of internal audit and loan analysis, and was appointed Chief Financial Officer for First Federal Savings and Loan of Hazard in 2022. Mr. Eades is the nephew of Mr. Hulette who will continue to serve as a director of First Federal Savings Bank of Kentucky and of Teresa K. Hulette who is the Executive Vice President of First Federal Savings Bank of Kentucky. There are no arrangements or understandings with any person pursuant to which he has been selected to serve as Chief Financial Officer and Vice President of the Company and the Banks. There have been no transactions directly or indirectly involving Mr. Eades that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission. Mr. Eades currently does have a mortgage loan with First Federal Savings Bank of Kentucky, a wholly owned subsidiary of the Company. This loan was made in the ordinary course of business, was made on substantially the same terms (including interest rates and collateral) as comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

No material plan, contract or arrangement has been entered into, or materially amended, in connection with Mr. Eades appointment as Chief Financial Officer and Vice President and no grant or award has been made to Mr. Eades under any such plan, contract or arrangement in connection with his appointment as Chief Financial Officer and Vice President.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: January 4, 2024	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Executive Officer

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